Exhibit 99.1

Unless indicated otherwise or the context requires otherwise: all references to “Petrohawk”, “Company”,” us”, “we”, “our”, or “ours”, refer to Petrohawk Energy Corporation and its consolidated subsidiaries; all references to “KCS” refer to KCS Energy, Inc. and its consolidated subsidiaries; and all references to the “KCS Merger” refer to our pending combination with KCS through a merger of KCS into us.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined financial statements of us and KCS may have appeared had the businesses actually been combined as of June 30, 2006 (with respect to the balance sheet information using currently available fair value information) and as of January 1, 2005 (with respect to the statements of operations information for the six months ended June 30, 2006 and for the year ended December 31, 2005). The unaudited pro forma condensed combined financial information shows the impact of the merger of us and KCS on the historical financial position and results of operations under the purchase method of accounting with us treated as the accounting acquirer. Under this method of accounting, the assets and liabilities of KCS are recorded by us at their estimated fair values as of the date the KCS Merger is completed.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined and had the impact of possible revenue enhancements, expense efficiencies, asset dispositions and share repurchases, among other factors, been considered. This financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of us and KCS, appearing elsewhere in this document or incorporated herein by reference. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the pro forma condensed combined financial information is preliminary and is subject to adjustment and will vary from the actual purchase price allocation that will be recorded upon the effective time of the KCS Merger.

Petrohawk Energy Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2006

(In thousands)

	Petrohawk Historical	KCS Historical	Adjustments			Petrohawk Pro Forma Combined
Assets
Current assets:
Cash	$10,447	$632	$(632)	(1)		$10,447
Accounts receivable	69,404	51,365	—			120,769
Deferred income taxes	5,492	2,070	—			7,562
Receivables from derivative contracts	7,326	—	—			7,326
Prepaid expenses and other	8,275	9,724	—			17,999

Total current assets	100,944	63,791	(632)			164,103

Oil and gas properties (full cost method):
Evaluated	1,476,364	1,940,775	(1,940,775)	(1)		2,708,364
			1,232,000	(1)
Unevaluated	155,484	36,945	(36,945)	(1)		401,884
			246,400	(1)

Gross oil and gas properties	1,631,848	1,977,720	(499,320)			3,110,248
Less - accumulated depletion	(195,148)	(1,143,537)	1,143,537	(1)		(195,148)

Net oil and gas properties	1,436,700	834,183	644,217			2,915,100

Other operating property and equipment:
Net other operating property and equipment	3,431	7,589	—			11,020
Other noncurrent assets:
Goodwill	165,279	—	867,097	(1)		1,032,376
Debt issuance costs, net of amortization	2,571	7,406	(7,406)	(1)		13,463
			10,892	(1)
Receivables from derivative contracts	3,712	—	—			3,712
Other	2,244	3,746	—			5,990

Total assets	$1,714,881	$916,715	$1,514,168			$4,145,764

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$102,523	$123,659	$—			$226,182
Liabilities from derivative contracts	29,080	—	—			29,080
Current portion of long-term debt	4,986	—	—			4,986

Total current liabilities	136,589	123,659	—			260,248

Long-term debt:
Petrohawk Debt	582,207	—	518,288	(1	)(8)	1,100,495
KCS Debt	—	312,213	(37,213)	(1)		275,000
Other	2,862	—	—			2,862

Long-term debt	585,069	312,213	481,075			1,378,357

Liabilities from derivative contracts	24,722	285	—			25,007
Asset retirement obligations	31,542	14,944	—			46,486
Deferred income taxes	240,316	69,443	(69,443)	(1)		581,516
			369,835	(1)
			(28,635)	(1)
Other noncurrent liabilities	1,987	691	—			2,678
Commitments and contingencies
Stockholders’ equity:
Common stock	83	527	(527)	(1)		167
			84	(1)
Additional paid-in capital	689,067	252,751	(252,751)	(1)		1,845,799
			1,156,732	(1)
Treasury stock	(36)	(4,741)	4,741	(1)		(36)
Accumulated other comprehensive loss	—	1,367	(1,367)	(1)		—
Retained earnings	5,542	145,576	(145,576)	(1)		5,542

Total stockholders’ equity	694,656	395,480	761,336			1,851,472

Total liabilities and stockholders’ equity	$1,714,881	$916,715	$1,514,168			$4,145,764

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Petrohawk Energy Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2006

(In thousands, except per share amounts)

	Petrohawk Pro Forma	KCS Historical	Adjustments		Petrohawk Pro Forma Combined
Operating revenues:
Oil and gas	$192,262	$211,624	$1,578	(2)	$405,464
Operating expenses:
Production expenses:
Lease operating	23,111	22,081	(5,726)	(7)	39,466
Workover and other	2,490	—	1,736	(7)	4,226
Taxes other than income	14,718	9,977	—		24,695
Gathering, transportation and other	4,249	—	3,990	(7)	8,239
General and administrative:
General and administrative expense	14,186	5,278	—		19,464
Stock-based compensation	1,868	2,284	—		4,152
Accretion expense	678	699	—		1,377
Depreciation, depletion and amortization	76,322	61,367	(137,689)	(3)	171,081
			171,081	(3)

Total operating expenses	137,622	101,686	33,392		272,700

Income (loss) from operations	54,640	109,938	(31,814)		132,764
Other income (expenses):
Gain (loss) on derivative contracts	26,447	8,343	(8,343)	(2)	81,577
			(1,578)	(2)
			56,708	(2)
Interest expense and other	(20,186)	(9,681)	31,338	(4)	(54,926)
			(56,397)	(4)

Total other income (expenses)	6,261	(1,338)	21,728		26,651
Income (loss) before income taxes	60,901	108,600	(10,086)		159,415
Income tax (provision) benefit	(22,545)	(40,687)	63,232	(5)	(59,014)
			(59,014)	(5)

Net income (loss)	38,356	67,913	(5,868)		100,401
Preferred dividends	(217)	—	—		(217)

Net income (loss) available (applicable) to common shareholders	$38,139	$67,913	$(5,868)		$100,184

Earnings per share of common stock:
Basic	$0.46				$0.60
Diluted	$0.45				$0.59
Weighted average shares outstanding:
Basic	83,530		83,828	(1)	167,358
Diluted	85,399		83,828	(1)	170,920
			1,693	(6)

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Petrohawk Energy Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2005

(In thousands, except per share amounts)

	Petrohawk Pro Forma	KCS Historical	Adjustments		Petrohawk Pro Forma Combined
Operating revenues:
Oil and gas	$413,846	$364,656	$42,587	(2)	$821,089
Operating expenses:
Production expenses:
Lease operating	51,306	35,399	(9,265)	(7)	77,440
Workover and other	5,048	—	3,724	(7)	8,772
Taxes other than income	26,301	21,357	—		47,658
Gathering, transportation and other	4,031	—	5,541	(7)	9,572
General and administrative:
General and administrative expense	34,257	11,102	—		45,359
Stock-based compensation	24,912	2,391	—		27,303
Accretion expense	2,044	964	—		3,008
Depreciation, depletion and amortization	138,151	92,764	(230,915)	(3)	290,167
			290,167	(3)

Total operating expenses	286,050	163,977	59,252		509,279

Income (loss) from operations	127,796	200,679	(16,665)		311,810
Other income (expenses):
(Loss) gain on derivative contracts	(128,229)	(9,679)	9,679	(2)	(226,264)
			(42,587)	(2)
			(55,448)	(2)
Interest expense and other	(42,596)	(18,442)	57,190	(4)	(116,470)
			(112,622)	(4)

Total other income (expenses)	(170,825)	(28,121)	(143,788)		(342,734)

(Loss) income before income taxes	(43,029)	172,558	(160,453)		(30,924)
Income tax benefit (provision)	15,723	(66,698)	50,975	(5)	11,300
			11,300	(5)

Net (loss) income	(27,306)	105,860	(98,178)		(19,624)
Preferred dividends	(440)	—	—		(440)

Net (loss) income (applicable) available to common shareholders	$(27,746)	$105,860	$(98,178)		$(20,064)

Loss per share of common stock:
Basic	$(0.37)				$(0.13)
Diluted	$(0.37)				$(0.13)
Weighted average shares outstanding:
Basic	75,633		83,828	(1)	159,461
Diluted	75,633		83,828	(1)	159,461

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited “Petrohawk Pro Forma Condensed Combined” financial data has been prepared to give effect to our acquisition of KCS. Information under the heading “Adjustments” gives effect to the adjustments related to the acquisition of KCS. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of our future operations.

We and KCS use the full cost method of accounting for oil and gas producing activities. We will account for the KCS Merger using the purchase method of accounting for business combinations. Under the purchase method of accounting, we are deemed to be the acquirer for accounting purposes based on a number of factors determined in accordance with GAAP. The purchase method of accounting requires that assets acquired and liabilities assumed by us be recorded at their estimated fair values.

Pro Forma Adjustments Related to the KCS Merger

The unaudited pro forma condensed combined balance sheet includes the following adjustments:

(1) These adjustments reflect the elimination of the components of KCS’s historical stockholders’ equity, the purchase price paid by us and adjustments to the historical book values of KCS’s assets and liabilities as of June 30, 2006 to their estimated fair values, in accordance with purchase accounting. The following table represents the preliminary allocation of the total purchase price of KCS to the assets acquired and the liabilities assumed based on the preliminary estimates of fair value.

	Amount
	(In thousands, except stock price)
Shares of Petrohawk common stock issued to KCS	83,828	(i)
Average Petrohawk common stock price	$13.44	(i)

Fair value of common stock issued	$1,126,649
Cash consideration paid to KCS stockholders	450,329	(i)
Plus: estimated merger costs	31,892	(ii)
Plus: estimated fair value of KCS employee stock-based awards	30,166	(v)

Total purchase price	$1,639,036

Plus: Estimated Fair Value of KCS Liabilities
Debt assumed by Petrohawk, net of cash acquired	$311,068	(iv)
Current liabilities	123,659
Asset retirement obligations	14,944
Other non-current liabilities	976
Deferred income taxes	341,200	(iii)

Total Purchase Price Plus Liabilities Assumed	$2,430,883

Estimated Fair Value of KCS Assets
Current assets, net of cash	63,159
Proved oil and gas properties	1,232,000
Unproved oil and gas properties	246,400
Other operating property and equipment	7,589
Other non-current assets	3,746
Estimated debt issue costs	10,892
Goodwill	867,097	(iii)

Total Fair Value of KCS Assets	$2,430,883

(i)	Under the terms of the KCS Merger Agreement, total consideration for the shares of KCS is fixed at $9.00 per share in cash and 1.65 shares of our common stock for each share of KCS stock issued and outstanding at the date of closing (approximately 83.8 million of our shares). Total cash consideration of approximately $450.3 million consists of $9.00 per share of KCS common stock as of July 12, 2006 of 52.2 million, less KCS treasury shares held of 2.2 million. The average Petrohawk common stock price of $13.44 per share was based on the average of the closing prices of our common stock during the five business days commencing two days before the KCS Merger was announced.

(ii)	The preliminary allocation of purchase price includes $32 million of estimated merger costs to be incurred by us. These costs include investment banking expenses, legal and accounting fees, printing expenses and other merger related costs.

(iii)	The preliminary allocation of purchase price includes approximately $867 million of goodwill. Goodwill represents the excess of the purchase price paid by us for KCS plus liabilities assumed, including deferred taxes recorded in connection with the KCS Merger, over the estimated fair market value of the tangible net assets acquired. The purchase price allocation is preliminary and is subject to change due to several factors, including, but not limited to: (1) changes in the fair values of KCS’s assets and liabilities as of the effective time of the KCS Merger; (2) the actual merger costs incurred; and (3) changes in our valuation estimates that may be made between now and the time the purchase price allocation is finalized. These changes will not be known until after the allocation of the purchase price is recorded.

(iv)	This represents the assumption of KCS’s 2012 Notes and the repayment of KCS’s revolving credit facility balance net of $0.6 million cash acquired by us as of June 30, 2006.

(v)	All KCS stock based awards were converted in the KCS Merger into Petrohawk stock based awards. The fair values of the KCS options were estimated using Black-Scholes valuation assumptions, including expected life, volatility of 35.0%, risk free interest rate of 4.4% and no expected dividend yield. The total future expense to be recognized related to unvested stock based awards is $15.6 million.

The unaudited pro forma condensed combined statements of operations include the following adjustments:

(2) To reflect our recognition of mark-to-market losses associated with derivative liabilities assumed in the KCS Merger ($42.6 million realized loss and $55.4 million unrealized loss for the year ended December 31, 2005; and $1.6 million realized loss and $56.7 million unrealized gain for the six months ended June 30, 2006). These derivative positions are presented at fair value on the unaudited pro forma condensed combined balance sheet with changes in fair value reflected in the unaudited pro forma condensed combined statement of operations.

(3) To adjust historical depletion expense associated with oil and gas properties based on the preliminary allocation of the purchase price to the KCS properties’ fair value. Depletion expense is calculated using the unit of production method under full cost accounting. Adjustment assumes no material changes in the estimated useful lives or amortization periods for acquired assets as a result of the preliminary purchase price allocation.

(4) This adjustment increases interest expense for the effect of the additional debt assumed from the KCS Merger, the premium paid in conjunction with the tender offer and the amounts borrowed as well as to recognize amortization expense associated with our projected debt issuance costs. This adjustment decreases interest expense for the effect of the 9 7/8% notes premium write off recorded in conjunction with purchase accounting on the Mission acquisition. The interest rate used in the calculation of interest expense is based on actual interest rates and the life used in the calculation of amortization expense is based on the life of the new debt facilities. An 1/8th percentage point change in the interest rate would result in an adjustment to pro forma interest expense of $0.9 million and $1.7 million for the six months ended June 30, 2006 and the year ended December 31, 2005, respectively.

(5) To record income tax expense on the combined company results of operations based on our effective tax rate of 36.54% for the year ended December 31, 2005 and 37.02% for the six months ended June 30, 2006.

(6) To incorporate the dilutive impact of common stock equivalents (using the treasury stock method) and unvested restricted stock.

(7) To reclass certain historical amounts to conform with Petrohawk’s current presentation.

(8) Represents net increase in debt as a result of the offering of the notes and the application of a portion of the proceeds to repayment of existing indebtedness.

Unless indicated otherwise or the context requires otherwise: all references to “Petrohawk”, “Company”,” us”, “we”, “our”, or “ours”, refer to Petrohawk Energy Corporation and its consolidated subsidiaries; all references to “KCS” refer to KCS Energy, Inc. and its consolidated subsidiaries; all references to the “KCS Merger” refer to our pending combination with KCS through a merger of KCS into us; and the reference to the “Winwell acquisition” refers to our acquisition of Winwell Resources, Inc. on January 27, 2006.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

The following unaudited pro forma condensed combined financial information and explanatory notes for the six months ended June 30, 2006 and for the year ended December 31, 2005 presents our historical results of operations on a pro forma basis, taking into consideration our July 28, 2005 acquisition of Mission Resources Corporation and the January 27, 2006 Winwell acquisition. These unaudited pro forma condensed combined statements of operations present how the results of operations of Petrohawk, Mission and Winwell may have historically appeared had these transactions actually been consummated on January 1, 2005.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined and had the impact of possible revenue enhancements, expense efficiencies, asset dispositions and share repurchases, among other factors, been considered. This financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of us, Mission Resources Corporation and Winwell Resources, Inc., which are included in certain of our SEC filings that are available to the public over the Internet at the SEC’s website of www.sec.gov .

Petrohawk Energy Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2006

(In thousands, except per share amounts)

	Petrohawk Historical	Winwell Historical(9)	Adjustments		Petrohawk Pro Forma
Operating revenues:
Oil and gas	$189,420	$2,842	$—		$192,262
Operating expenses:
Production expenses:
Lease operating	22,866	358	(113)	(8)	23,111
Workover and other	2,490	—	—		2,490
Taxes other than income	14,607	111	—		14,718
Gathering, transportation and other	4,136	—	113	(8)	4,249
General and administrative:
General and administrative expense	13,751	435	—		14,186
Stock-based compensation	1,868	—	—		1,868
Accretion expense	678	—	—		678
Depreciation, depletion and amortization	74,230	732	(74,962)	(3)	76,322
			76,322	(3)

Total operating expenses	134,626	1,636	1,360		137,622

Income (loss) from operations	54,794	1,206	(1,360)		54,640
Other income (expenses):
Gain on derivative contracts	26,447	—	—		26,447
Interest expense and other	(19,995)	104	(295)	(4)	(20,186)

Total other income (expenses)	6,452	104	(295)		6,261

Income before income taxes	61,246	1,310	(1,655)		60,901
Income tax (provision) benefit	(23,454)	(498)	23,952	(5)	(22,545)
			(22,545)	(5)

Net income (loss)	37,792	812	(248)		38,356
Preferred dividends	(217)	—	—		(217)

Net income (loss) available (applicable) to common shareholders	$37,575	$812	$(248)		$38,139

Earnings per share of common stock:
Basic	$0.45				$0.46
Diluted	$0.45				$0.45
Weighted average shares outstanding:
Basic	82,886		644	(6)	83,530
Diluted	84,755		644	(6)	85,399

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Petrohawk Energy Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2005

(In thousands, except per share amounts)

	Petrohawk Historical	Mission Historical(10)	Winwell Historical	Adjustments		Petrohawk Pro Forma
Operating revenues:
Oil and gas	$258,039	$90,856	$54,585	$10,366	(1)	$413,846
Operating expenses:
Production expenses:
Lease operating	30,784	18,803	5,503	(3,784)	(8)	51,306
Workover and other	3,265	—	—	1,783	(8)	5,048
Taxes other than income	18,497	6,672	1,132	—		26,301
Gathering, transportation and other	2,030	—	—	2,001	(8)	4,031
General and administrative:
General and administrative expense	21,214	10,536	4,517	(2,010)	(2)	34,257
Stock-based compensation	3,820	—	21,092	—		24,912
Accretion expense	1,157	842	45	—		2,044
Depreciation, depletion and amortization	73,382	23,226	12,585	(109,193)	(3)	138,151
				138,151	(3)

Total operating expenses	154,149	60,079	44,874	26,948		286,050

Income (loss) from operations	103,890	30,777	9,711	(16,582)		127,796
Other income (expenses):
Loss on derivative contracts	(100,380)	—	—	(10,366)	(1)	(128,229)
				(17,483)	(1)
Interest expense and other	(29,207)	(11,318)	795	10,182	(4)	(42,596)
				(9,510)	(4)
				(3,538)	(4)

Total other income (expenses)	(129,587)	(11,318)	795	(30,715)		(170,825)

(Loss) income before income taxes	(25,697)	19,459	10,506	(47,297)		(43,029)
Income tax benefit (provision)	9,063	(4,661)	(3,091)	(1,311)	(5)	15,723
				15,723	(5)

Net (loss) income	(16,634)	14,798	7,415	(32,885)		(27,306)
Preferred dividends	(440)	—	—	—		(440)

Net (loss) income (applicable) available to common shareholders	$(17,074)	$14,798	$7,415	$(32,885)		$(27,746)

Loss per share of common stock:
Basic	$(0.31)					$(0.37)
Diluted	$(0.31)					$(0.37)
Weighted average shares outstanding:
Basic	54,752			11,203	(7)	75,633
				9,678	(6)
Diluted	54,752			11,203	(7)	75,633
				9,678	(6)

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma Adjustments Related to the Acquisitions

The unaudited pro forma condensed combined statements of operations include the following adjustments:

(1) To reflect our recognition of mark-to-market losses associated with derivative liabilities assumed in the acquisition of Mission ($10.4 million realized loss, $17.5 million unrealized loss for the year ended December 31, 2005). These derivative positions are presented at fair value on the unaudited pro forma condensed combined balance sheet with changes in fair value reflected in the unaudited pro forma condensed combined statement of operations.

(2) Consulting and legal fees of approximately $2 million were reported by Mission in general and administrative expenses. These costs are directly attributable to the transaction and have been excluded from the unaudited pro forma condensed combined financial statements as they represent material nonrecurring charges.

(3) To adjust historical depletion expense associated with oil and gas properties based on the pro forma allocation of purchase price for each respective transaction using the unit of production method under the full cost method of accounting.

(4) This adjustment increases interest expense for the effect of the additional debt assumed, the additional amounts borrowed and the premium paid in conjunction with the tender offer. This adjustment decreases interest expense for the effect of the 2011 Notes premium recorded in conjunction with purchase accounting on the Mission acquisition. The interest rate used in the calculation of interest expense is based on actual interest rates.

(5) To record income tax expense on the combined company results of operations based on our effective tax rate of 36.54% for the year ended December 31, 2005 and 37.02% for the six months ended June 30, 2006.

(6) To record the incremental share impact on our basic and diluted weighted average shares outstanding as a result of the acquisition of Winwell. This adjustment is recorded to reflect the issuance of 9.678 million shares of common stock as if the transaction had occurred at the beginning of each respective period.

(7) To record the incremental share impact on our basic and diluted weighted average shares outstanding as a result of its acquisition of Mission on July 28, 2005. This adjustment is recorded to reflect the issuance of 19.565 million shares of common stock as if the transaction had occurred on January 1, 2005.

(8) To reclass certain historical amounts to conform with Petrohawk’s current presentation.

(9) Represents historical information for Winwell for the period of January 1, 2006 through January 26, 2006. Winwell’s financial results from January 27, 2006 through June 30, 2006 are included in Petrohawk’s consolidated financial results.

(10) Represents historical information for Mission for the period of January 1, 2005 through July 27, 2005. Mission’s financial results from July 28, 2005 through December 31, 2005 are included in Petrohawk’s historical financial results.